UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 23, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3

Item 1.01 Entry into a Material Definitive Agreement
      On October 23, 2006, ProLink Holdings Corp. (the “Company”) and its operating subsidiary, ProLink Solutions LLC (“ProLink Solutions” and, with the Company, the “ProLink Entities”), as borrowers, entered into a Loan and Security Agreement (the “Agreement”) with Comerica Bank (“Bank”), as lender and security agent. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.
      The Agreement provides for (i) a revolving loan made by the Bank to the ProLink Entities in an amount of up to $3,000,000 (the “Revolving Loan”), as evidenced by that certain Revolving Promissory Note executed as of the date of the Agreement (the “Revolving Note”); and (ii) a term loan made by the Bank to the ProLink Entities in the amount of $2,500,000 (the “Term Loan” and, together with the Revolving Loan, the “Loans”), as evidenced by that certain Term Note executed as of the date of the Agreement (the “Term Note” and, with the Revolving Note, the “Notes”). In consideration for the Bank’s agreement to make the Loans, the ProLink Entities have granted to the Bank a security interest, which is subject to a Subordination Agreement entered into with Iroquois Master Fund Ltd., dated as of October 10, 2006, in all presently existing and future Collateral and Inventory of the ProLink Entities, as well as in certain Negotiable Collateral upon the occurrence of an Event of Default under the terms of, and as set forth in, the Agreement. The Loan is also secured by that certain Intellectual Property Security Agreement, entered into as of June 30, 2006.
      The proceeds of the Term Loan are to be used to refinance the existing Indebtedness of the ProLink Entities, as well as indebtedness owed to David Band and Stanley B. Kane, as trustees of the Putters Loan Trust. The principal and interest due under the Term Loan is payable in monthly installments of $52,083.33 in principal plus accrued interest, starting on December 1, 2006, with a final payment of all outstanding principal and interest due on the maturity date of September 30, 2009. In addition to such regularly scheduled payments, if the Company (a) is unable to maintain cash or cash equivalents on its balance sheet of a minimum of $1,500,000, as of the end of each fiscal quarter of the Company’s fiscal year and (b) an Event of Default shall have occurred during such fiscal year, then the ProLink Entities shall pay within the time period stipulated in the Term Note an amount equal to 30% of the Excess Cash Flow as an additional principal payment. Interest accrues under the Term Note at a floating right comprised of the Base Rate plus 1%, as adjusted from time to time by the Bank. So long as no Event of Default shall have occurred and be continuing, the Base Rate shall be reduced by 0.25%.
      The proceeds of the Revolving Loan are to be used for the Company’s general working capital purposes. Interest accruing under the Revolving Loan shall be payable on the first day of each calendar month following the date of such Note, with a lump sum payment of all outstanding principal due and payable on May 1, 2008. Interest accrues on the principal balances of the Revolving Loan outstanding from time to time at a floating rate equal to the Base Rate, as adjusted from time to time by the Bank. So long as no Event of Default shall have occurred and be continuing, the Base Rate shall be reduced by 0.75%. The Revolving Note also provides the ProLink Entities with a an option to convert the interest rate payable thereunder to a rate based on LIBOR.
      If any payment of principal or interest under either of the Notes shall not be made within 15 calendar days of the applicable due date, then the Bank may impose a late charge equal to 5% of such overdue amount. In the event of a default of payment of principal or interest under either of the Notes after the expiration of any applicable cure periods, then the entire amounts due under such Note shall be immediately due and the interest payable shall be increased by 3% until such time as any arrears are paid in full.

      Upon the occurrence of an Event of Default, the Bank may, at its election and among other things, accelerate the indebtedness evidenced by the Notes, cease advancing credit under the Agreement, terminate the Agreement as to any future liabilities or obligations owed by the Bank thereunder and make such payments or do such things as the Bank considers reasonable or necessary to protect its security interest in the Collateral and Inventory, including, but not limited to, sell or dispose of such Collateral or Inventory. The Bank is also granted a license or other right to use, without charge, the intellectual property of the ProLink Entities as such right pertains to the Collateral subject to the Bank’s security interest.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
      On October 23, 2006, the Company entered into a (i) Loan and Security Agreement with Comerica Bank; (ii) Revolving Promissory Note in favor of Comerica Bank; and (iii) Term Note in favor of Comerica Bank, the materials terms of which are described above under Item 1.01.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

Number	Description
10.1	Loan and Security Agreement by and among Comerica Bank, ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006.

10.2	Revolving Promissory Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006.

10.3	Term Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2006	PROLINK HOLDINGS CORP.

	By:	/s/ Lawrence D. Bain
	Name:	Lawrence D. Bain
	Title:	President and Chief Executive Officer

Exhibit Index

Number	Description
10.1	Loan and Security Agreement by and among Comerica Bank, ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006.

10.2	Revolving Promissory Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006.

10.3	Term Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006.

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